EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LAMY, Inc. (the “Company”) on Form 10-K, for the year ended May 31, 2024 as filed with the Securities and Exchange Commission, I, Dwight Witmer, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 30, 2024

/s/ Dwight Witmer
Dwight Witmer
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)